AMENDMENT TO PARTICIPATION AGREEMENT

The Participation Agreement dated February 1, 2008, by and among Summit Mutual Funds, Inc., a Maryland corporation, Ameritas Investment Corp., a Nebraska corporation, PHL Variable Insurance Company, a Connecticut life insurance company, on behalf of itself and each of its segregated asset accounts listed in Schedule A of the Participation Agreement, and Phoenix Equity Planning Corporation, a Delaware corporation, as amended by a consent to assignment dated December 12, 2008 from Ameritas Investment Corp. to Calvert Distributors, Inc., a Delaware corporation, (hereafter referred to as the “Agreement”), is hereby amended as follows:

WITNESSETH THAT:

WHEREAS, effective April 30, 2010 Summit Mutual Funds, Inc. was re-named Calvert Variable Products, Inc., which currently consists of thirteen separate series, including the Summit S&P MidCap 400 Index Portfolio, which was re-named the Calvert VP S&P MidCap 400 Index Portfolio;

WHEREAS, PHL Variable Insurance Company is an indirect wholly owned subsidiary of The Phoenix Companies, Inc. (“PNX”);

WHEREAS, Phoenix Equity Planning Corporation is a subsidiary of PFG Holdings, Inc. and an affiliated broker-dealer of PHL Variable Insurance Company, and serves as principal underwriter of variable annuity contracts and variable life insurance contracts issued by PHL Variable Insurance Company, under which shares of series of Calvert Variable Products, Inc. listed in Schedule A of the Agreement, including the Calvert VP S&P MidCap 400 Index Portfolio, are made available for purchase by the insurance company separate accounts listed in Schedule A;

WHEREAS, PNX signed an agreement with Tiptree Financial Partners, LP for Tiptree to acquire PFG Holdings, Inc., including Phoenix Equity Planning Corporation;

WHEREAS, 1851 Securities, Inc. (“1851”) is a newly formed Delaware corporation that is a broker-dealer registered with the SEC under the 1934 Act, a member in good standing of FINRA and an affiliated broker-dealer of PHL Variable Insurance Company;

WHEREAS, 1851 will provide principal underwriting services for the variable insurance products of PHL Variable Insurance Company utilizing series of Calvert Variable Products, Inc. listed in Schedule A of the Agreement;

WHEREAS, this change in control may constitute an “assignment” by Phoenix Equity Planning Corporation within the provisions of the Agreement, and the Agreement provides that it may not be assigned except with the written consent of each party thereto; and

WHEREAS, PHL Variable Insurance Company requests the parties: (1) consent to the assignment by executing this amendment; and (2) amend the Agreement to reflect the accurate names of the parties.

NOW, THEREFORE, in consideration of the above, and of the mutual promises and conditions set forth in the Agreement and this Amendment, the parties mutually agree to amend the Agreement as follows:

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1.	Pursuant to Section 8 (“Assignment”) of the Agreement, Phoenix Equity Planning Corporation hereby assigns all of its rights, obligations and duties as principal underwriter to 1851 Securities, Inc., which accepts such assignment;

2.	All parties to the Agreement consent to this assignment;

3.	All references to Phoenix Equity Planning Corporation in the Agreement are hereby replaced with 1851 Securities, Inc.;

4.	All references to Summit Mutual Funds, Inc. in the Agreement are hereby replaced with Calvert Variable Products, Inc. (“CVP”), and all references in the Agreement to the Summit S&P MidCap 400 Index Portfolio are hereby replaced with Calvert VP S&P MidCap 400 Index Portfolio;

5.	All references to Ameritas Investment Corp. in the Agreement are hereby replaced with Calvert Distributors, Inc. (“CDI”);

6.	The second “Whereas” clause on page one of the Agreement is revised to state that Calvert Variable Products, Inc. currently consists of thirteen separate series (“Series”); and

7.	Section 9 (“Notices”) of the Agreement is amended in the following respects:

1851 Securities, Inc.

One American Row

Hartford, Connecticut 06102

Telephone: 860-403-5000

Facsimile: 860-403-7203

Attn: General Counsel

Calvert Variable Products, Inc.

4550 Montgomery Avenue

Suite 1000N

Bethesda, Maryland 20814

Telephone: 301-951-4881

Facsimile: 301-657-7014

Attn: General Counsel

Calvert Distributors, Inc.

4550 Montgomery Avenue

Suite 1000N

Bethesda, Maryland 20814

Telephone: 513-266-4136

Facsimile: 301-654-7820

Attn: David Mazza, Vice President

Copy to: General Counsel

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All terms of the Agreement not defined herein shall have the meanings set forth in the Agreement, and all other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: September 20, 2010

CALVERT VARIABLE PRODUCTS, INC.

By:	/s/ William M. Tartikoff
Name:	William M. Tartikoff
Title:	Vice President

CALVERT DISTRIBUTORS, INC.

By:	/s/ Jane B. Maxwell
Name:	Jane B. Maxwell
Title:	Assistant Vice President

PHL VARIABLE INSURANCE COMPANY

By:	/s/ Jeanie Gagnon
Name:	Jeanie Gagnon
Title:	Senior Vice President

PHOENIX EQUITY PLANNING CORPORATION

By:	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President and Assistant Secretary

ACKNOWLEDGED AND AGREED: 1851 SECURITIES, INC.

By:	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President and Secretary

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